Exhibit 10.1
FIRST AMENDMENT TO AGREEMENT OF LEASE

THIS FIRST AMENDMENT TO AGREEMENT OF LEASE (this “Amendment”) is made this 23rd day of October, 2013, by COPT INTERQUEST HYBRID I, LLC, a Colorado limited liability company (“Landlord”) and THE SPECTRANETICS CORPORATION, a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that Agreement of Lease dated September 30, 2012 (the “Lease”), by the terms of which Tenant leases from Landlord and Landlord leases to Tenant that certain premises containing an agreed upon equivalent of 20,000 rentable square feet known as Suite 190 and located within the office building (the “Building”) located at the property known as 9945 Federal Drive, Colorado Springs, Colorado (as defined in the Lease, the “Property”), all as more particularly described in the Lease, for an Initial term which expires on September 30, 2023;

WHEREAS, pursuant to that certain Agreement of Lease dated December 29, 2006 (as amended, the “9965 Lease”), Tenant leases from 9965 Federal Drive, LLC, an affiliate of Landlord, the entire building (the “9965 Building”) known as 9965 Federal Drive which is located in the vicinity of the Building (the “9965 Property”);

WHEREAS, Tenant has constructed and installed a new sidewalk located on the Property and the 9965 Property in order for Tenant’s agents, employees, invitees and contractors to traverse back and forth between each property and each building (the “New Sidewalk”);

WHEREAS, Landlord and Tenant mutually desire to amend the Lease as more particularly set forth below; and

WHEREAS, all capitalized terms used in this Amendment which are not defined herein shall have the meanings given to them in the Lease, unless the context otherwise requires.

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.Definition of “Allowance”.    Landlord and Tenant agree that as the term “Allowance” as defined in Section 1.1.13 of the Lease is hereby amended to mean the sum of One Million Nineteen Thousand Eighty Hundred Ninety Four and 00/100 Dollars ($1,019,894.00). In no event shall any part of the Allowance be applied to the costs incurred by Tenant to construct and install the New Sidewalk.

2.New Sidewalk. Landlord and Tenant hereby acknowledge and agree that as of the date of this Amendment, Tenant, at its sole cost and expense, has completed construction and installation of the New Sidewalk. Landlord and Tenant hereby further acknowledge and agree that Landlord shall perform the operation, repair, replacement and maintenance of the New Sidewalk as part of its maintenance of the Common Areas pursuant to Section 23 of the Lease; provided, however, Tenant hereby agrees that throughout the remainder of the Term, including any Renewal Term, all costs and expenses incurred by Landlord in the operation, maintenance and repair of the New Sidewalk shall not be included within Building Expenses but rather shall be reimbursed solely by Tenant (without any contribution from Landlord or any other tenant or occupant) within thirty (30) days following receipt of written invoice, or in the alternative, set forth as a separate line item on Tenant’s Annual Statement and paid along with its payment of Building Expenses in accordance with Section 6 of the Lease. Landlord and Tenant hereby agree that the electricity associated with the heating element of the New Sidewalk has been separately metered between the Property and the 9965 Property and as a result thereof, throughout the remainder of the Term, including any Renewal Term, Tenant shall pay directly all electric charges applicable to the Property directly to the applicable utility company in accordance with Section 24 of the Lease.

3.    Insurance. In addition to the requirements set forth in Section 13.1 of the Lease, Tenant shall keep in force at its own expense, so long as the Lease remains in effect, commercial general liability insurance, including insurance against assumed or contractual liability under the Lease, with respect to the New Sidewalk, to afford protection with limits, per person and for each occurrence, of not less than Two Million Dollars ($2,000,000), combined single limit, with respect to bodily injury and death and property damage, such insurance to provide for only a reasonable deductible. Such policy shall be maintained in companies and in form reasonably acceptable to Landlord and shall be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Tenant shall deposit evidence of the policy of such required insurance or certificates thereof with Landlord simultaneously with the execution of this Amendment, which policy shall name Landlord or its designee and, at the request of Landlord, its mortgagees, as additional insured and shall also contain a provision stating that such policy shall not be canceled except after thirty (30) days’ written notice to Landlord or its designees. If Tenant fails to comply with its covenants made in this Section, if such insurance would terminate or if Landlord has reason to believe such insurance is about to be terminated, Landlord may at its option cause such insurance as it in its sole judgment deems necessary to be issued, and in such event Tenant agrees to pay promptly upon Landlord’s demand, as additional rent the premiums for such insurance.

4.    Indemnification. In addition to the requirements set forth in Section 40 of the Lease, and except as arising out of the intentional, reckless or negligent act of Landlord, Tenant shall indemnify and hold harmless Landlord and all of its and their respective members, partners, directors, officers, agents and employees from any and all liability, loss, cost or expense arising from all third-party claims resulting from or in connection with any accident, injury or damage whatever occurring in, at or upon the New Sidewalk and together with all costs and expenses reasonably incurred or paid in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorney's fees and expenses.

In case any action or proceeding is brought against Landlord and/or any of its and their respective partners, directors, officers, agents or employees and such claim is a claim from which Tenant is obligated to indemnify Landlord pursuant to this Section, Tenant, upon written notice from Landlord shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord). The obligations of Tenant under this Section shall survive termination of the Lease.

5.    Pollution Coverage. Landlord and Tenant hereby agree that Section 13.1 of the Lease is hereby amended such that Tenant shall not be required to carry the pollution coverage described in Section 13.1(f) of the Lease.

6.    Ratification of Lease.    All other terms, covenants and conditions of the Lease shall remain the same and continue in full force and effect, and shall be deemed unchanged, except as such terms, covenants and conditions of the Lease have been amended or modified by this Amendment and this Amendment shall, by this reference, constitute a part of the Lease.

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IN WITNESS WHEREOF, Landlord and Tenant have respectively affixed their hands and seals to this Amendment as of the day and year first above written.

WITNESS:	LANDLORD:
COPT INTERQUEST HYBRID I, LLC, a Colorado limited liability company
/s/ [Unreadable]	BY: /s/ Stephen E. Budorick (SEAL)
Stephen E. Budorick
Executive Vice President

WITNESS:	TENANT:
THE SPECTRANETICS CORPORATION
/s/ Relene Harmon	BY: /s/ Guy Childs (SEAL)
Name: Guy Childs
Title: CFO

STATE OF MARYLAND, COUNTY OF HOWARD, TO WIT:

I HEREBY CERTIFY, that on this 23rd day of October, 2013, before me, the undersigned Notary Public of said State, personally appeared STEPHEN E. BUDORICK, who acknowledged himself to be Executive Vice President of COPT INTERQUEST HYBRID I, LLC, a Colorado limited liability company, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized Executive Vice President by signing the name of the company by himself as Executive Vice President.

WITNESS my hand and Notarial Seal.

Monique Y. Jones
Notary Public
Anne Arundel County, MD	/s/ Monique Y. Jones
My Commission Expires 11-21-2016	Notary Public

My Commission Expires: 11/21/2016

STATE OF COLORADO COUNTY OF EL PASO to wit:

I HEREBY CERTIFY, that on this 10th day of October, 2013, before me, the subscriber, a Notary Public of the State of Colorado, personally appeared Guy Childs, known to me or satisfactorily proven to be the Chief Financial Officer of THE SPECTRANETICS CORPORATION, a Delaware corporation, and acknowledged that he/she executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by him/herself as such Chief Financial Officer.

WITNESS my hand and Notarial Seal.

Betty J Wiggins
Notary Public
State of Colorado	/s/ Betty J Wiggins
Notary ID 20044022093	Notary Public

My Commission Expires: July 25, 2016

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